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                                                            Exhibit 10.9






                      AGREEMENT AND PLAN OF MERGER
                                 DATED
                            NOVEMBER 12,1997


                  STATUTORY REVERSE TRAINGULAR MERGER
                              BY AN AMONG

                           XIMAGE CORPORATION

                                  AND

                     IMAGEWARE SOFTWARE, INC. AND
                      IMAGEWARE ACQUISITION, INC.


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                        AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Merger Agreement") is entered into as of Novermber 12, 1997, by and among XImage Corporation, a California corporation ("XImage"), ImageWare Software, Inc., a California corporation ("ImageWare"), and ImageWare Acquisition, Inc., a California corporation ("IAI").

                             PLAN OF MERGER

     ImageWare proposes to acquire XImage in a statutory reverse triangular merger wherein (1) IAI will be merged with and into XImage; (2) IAI's corporate existence will cease and disappear; (3) the capital stock of XImage will be canceled in exchange for $2,000,000 in cash, subject to adjustment, together with Warrants to purchase 325,000 shares of ImageWare Common Stock; and (4) the Common Stock of IAI, owned by ImageWare, will be converted into Common Stock of XImage and XImage will become a wholly-owned subsidairy of ImageWare (the "Merger").

                            MERGER AGREEMENT

     Now, Therefore, in consideration of the mutual agreements contained herein, and subject to the terms and conditions hereof, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                          SECTION 1-THE MERGER

     SECTION 1.1 MERGER OF IAI INTO XIMAGE. Upon the terms and subject to the conditions set forth in this Merger Agreement, and in accordance with the California General Corporation Law ("California GCL"), at the Effective Time of the Merger (defined in Section 1.2), IAI shall be merged with and into Ximage, the seperate existence of IAI shall thereupon cease. XImage shall continue its corporate existence as the surviving corporation of the Merger as a wholly-owned subsidiary of ImageWare under the laws of the State of California under the name "XImage Corporation" and XImage shall succeed to and assume all the rights and obligations of IAI in accordance with the California GCL.

     SECTION 1.2 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Merger Agreement, as soon as practicable after the Closing Date (defined in Section 3.1), the parties shall file with the Secretary of State of the State of California, a short form Agreement of Merger together with Officers' Certificates from the Constituent Corporations ("Merger Documents"), executed in accordance with Section 1103 of the California GCL, and shall make all other filings or recordings required under the California GCL. The Merger shall become effective at such

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time as the Merger Documents are duly filed with the California Secretary of
State ("Effective Time of the Merger").

     Section 1.3  Effects of the Merger.  At the Effective Time of the Merger:

            (a) Merger of IAI with and into XImage. IAI shall be merged with and into XImage, which shall be the surviving corporation, and all of the assets of IAI shall become the property of XImage as the surviving corporation of the Merger, subject to the liabilities of IAI as of the Effective Time of the Merger, and the seperate corporate existence of IAI shall cease.

            (b) Articles of Incorporation. The Articles of Incorporation of XImage, as in effect immediately prior to the Effective Time of the Merger, shall be the Articles of Incorporation of the surviving corporation.

            (c) By-Laws. The By-Laws of XImage, as in effective immediately prior to the Effective Time of the Merger, shall be the By-Laws of the surviving corporation.

            (d) Directors. The directors of IAI immediately prior to the Effective Time of the Merger (S., James Miller, Jr. and Wayne Wetherell) shall be the directors of XImage, such directors to hold office until the next annual Shareholders' meeting of XImage or until their successors are elected and duly qualified in accordance with the terms of the Articles and Bylaws of XImage.

            (e)   Officers.   The officers of XImage commencing at the
Effective Time of the Merger shall be S. James Miller Jr., President, and Wayne Wetherell, Chief Financial Officer and Secretary, such officers to hold office at the pleasure of the board of directors of XImage.

            (f) Effects of Merger. The Merger shall have the effects set forth in Section 1107 of the California GCL.

     Section 2 -- Effect of Merger on the Capital Stock of the Constituent
                                 Corporations

     Section 2.1  Conversion of XImage Common Stock

            (a) Certain Definitions. the following definitions relate to terms used in this Section 2 as well as other sections in this Merger Agreement.

                 (i) "Merger Warrants" means warrants to purchase 325,000 shares of ImageWare Common Stock ("325,000 Merger Warrants") at any time during the four year period commencing on the Closing of the Merger, at a per share price equal to the same per share price at which ImageWare sells its Common Stock to obtain the funds necessary to consummate the Merger (or the equivalent per share price if other equity securities, e.g., preferred stock, are sold to obtain the funds necessary to consummate the Merger). Such Merger Warrant price will

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be memorialized in an agreement to be entered into by ImageWare and XImage prior to the Closing.

          (ii) "Cash Merger Value" means $2,000,000 increased or decreased based upon the amount of XImage's Net Worth at October 31, 1997, as follows:
In the event that the Net Worth of XImage at October 31, 1997 (determined in accordance with subparagraph (A) below) is greater than - $1,225,000 or less than - $1,275,000, then the Cash Merger Value shall be $2,000,000 increased or decreased by the difference between the Net Worth so computed and $1,250,000. In the event that the Net Worth of Ximage at October 31, 1997 so determined is between - $1,225,000 and -$1,275,000, then no adjustment will be made in the amount of the Cash Merger VAlue. For example, if the Net Worth of XImage at October 31, 1997 is computed to be -$1,100,000, then the Cash Merger Value shall be $2,150,000 ($2,000,000 plus $150,000). Similarly, if the Net Worth of XImage at October 31, 1997 is computed to be -$1,230,000), then the Cash Merger Value shall be $2,000,000 (no adjustment).

                (A) A calculation of the Net Worth of XImage at October 31, 1997 shall be made on or before Wednesday November 12, 1997 by XImage (who may use calculation) and upon completion shall immediately be provided to ImageWare for review and approval. On or before Monday November 17, 1997, ImageWare shall advise XImage in writing that if either approves or disapproves such Net Worth calculation, provided that if ImageWare fails to so advise XImage, then it shall be deemed to have disapproved such Net Worth computation. On or before Wednesday November 19, 1997, ImageWare and XImage shall meet to resolve their differences regarding such Net Worth calculation and if they are unable to agree upon the amount of the Net Worth of XImage at October 31, 1997, then the calculation of the Net Worth of XImage, together with ImageWare's notice of the items in the computation with which it disagrees, shall be submitted to a mutually acceptable independent public accounting firm (the "CPA") who, at ImageWare's cost, shall determine the Net Worth of XImage at October 31, 1997. The determination of the Net Worth of XImage so made by the CPA shall be final and binding upon XImage and ImageWare. The CPA shall be directed to make such Net Worth determination as soon as feasible.

                (B) In the event that ImageWare does no agree with the computation of XImage's Net Worth at October 31, 1997 and ImageWare and XImage are unable to agree upon the amount of such Net Worth, then, if the disagreement involves an aggregate amount of not more than $100,000, (1) the Merger shall close; (2) the amount in dispute will be deposited in the Holdback Escrow; and (3) such amount will subsequently be distributed by the Escrow Holder to ImageWare and/or XImage based upon the determination of XImage's Net Worth at October 31, 1997, as determined by the CPA.

          (iii) "Merger Consideration" means the sum or combination of the Merger Warrants and the Cash Merger Value.

          (iv) "Net Worth of XImage" means the assets of XImage reduced by the liabilities of XImage as of the computation date (a negative amount at September 30 1997).

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The computation of the Net Worth of XImage at October 31, 1997 shall be made consistent with the method of accounting used by XImage in preparing its September 30, 1997 financial statements. Such Net Worth computation at October 31, 1997 shall in all material respects conform to GAAP and shall include as a liability, the fees, costs and expenses incurred by XImage in consummating the Merger.

          (v) "Optionees" means holders of options to purchase shares of XImage common Stock.

          (vi) "Option Exercise Notice" means the document in which an Optionee communicates to Ximage its exercise of an XImage option.

          (vii) "XImage Stock Options" means XImage options that are exercised subsequent to the date of this Merger Agreement solely for the purpose of participating in the Merger.

          (viii) "XImage Common Stock Outstanding" means the total number   of
shares of XImage Common Stock outstanding at the Closing of the Merger, including shares covered by the XImage Stock Options.

     (b) Optionees that May Participate in the Merger. All Optionees holding options to purchase shares of XImage Common Stock, to the extent vested (including options for which XImage has accelerated vesting), which are outstanding at the date of this Merger Agreement, may participate in the Merger and shall be entitled to receive a portion of the Merger Consideration, provided that prior to the consummation of he Merger they exercised their options, by the execution and delivery to XImage of an Option Exercise Notice (as described in subsection (c) below) and either (i) pay the exercise price on XImage in purchase of the underlying shares of XImage Common Stock, or (ii) advise XImage that their exercise of their options is conditioned on the consummation of the Merger and that they are effective a "net exercise of their options wherein the cash component of the Merger payable to them will be reduced by the per share exercise price of the option plus their pro rata share of any Merger expenses payable by the XImage Shareholders. Solely to determine the net Merger Consideration receivable upon consummation of the Merger by an Optionee who conditionally exercises his or her option and to determine such Optionee's obligations resulting from the Merger, the number of shares of XImage Common Stock issuable upon the exercise of XImage Stock Options shall be considered to be shares of Ximage Common Stock Outstanding at the Effective Time of the Merger and the holders of XImage Stock Options shall be considered to be XImage Shareholders.

     (c) Notice to XImage Shareholders and Holders of XImage Options. Prior to the closing of the Merger, ImageWare shall prepare a Disclosure Statement relating to the proposed issuance of the Merger Warrants to Shareholders and Optionees of XImage and XImage shall transmit such Disclosure Statement together with a notice to each holder of record of a certificate representing XImage Common Stock ("XImage Stock Certificate") or a stock option agreement representing XImage Stock Options, containing instructions with respect to

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their delivery of the XImage Stock Certificate or the Option Exercise Notices
to the Shareholder Representative for delivery by them to the Escrow referred to in subsection (f)(i) below.

     (D) CONVERSION; MERGER CONSIDERATION. At the Effective Time of the Merger, the holders of all outstanding shares of XImage Common Stock immediately prior to the Effective Time of the Merger, including shares of Common Stock represented by XImage Stock Options exercised conditionally upon the Closing of the Merger, shall, by virtue of the Merger, and without any action on the part of the holders thereof, be converted into the right to receive their proportionate share of the Merger Consideration, which shall be deliverable/payable as provided herein upon the surrender of the XImage Stock Certificates formerly representing such shares of XImage Common Stock or Option Exercise Notices representing XImage Stock Options.

          (I) SCHEDULE OF MERGER CONSIDERATION PAYABLE TO THE XIMAGE SHAREHOLDERS. XImage shall prepare and deliver to the Escrow Holder of the Closing Escrow, a Schedule as of the date of the Closing the contains (1) a list of the Shareholders of XImage and the holders of XImage Stock Options;
(2) the number of shares of XImage Common Stock and XImage Stock Options owned by each of such XImage Shareholders and Optionees, respectively; and
(3) the number of Merger Warrants and the amount of the Cash Merger Value distributable to each of them through the Closing Escrow or that has been deposited in the Indemnification Escrow on their behalf. Such Schedule shall also reflect the number of Merger Warrants distributable to Business Development Advisors.

     (E) FRACTIONAL MERGER WARRANTS. No Merger Warrants to purchase fractional shares of ImageWare Common Stock will be issued to XImage Shareholders or Business Development Advisors as a result of the Merger. The number of share of ImageWare Common Stock purchasable under such Merger Warrants, when distributed to the XImage Shareholders, shall be rounded to the nearest whole number of Merger Warrants to which each XImage Shareholder and Business Development Advisors is entitled, such that Merger Warrants to purchase exactly 325,000 shares of ImageWare Common Stock will be issued and distributed to the XImage Shareholders and Business Development Advisors.

     (F)   SURRENDER OF CERTIFICATES AND RECEIPT OF CONSIDERATION.

          (I) ESCROWS. At or prior to the Closing, ImageWare andXImage shall enter into an Escrow Agreement with First Trust of California, as Escrow Agent (the "Holdback Escrow"), and XImage shall enter into an Escrow Agreement with First Trust of California, as Escrow Holder (the "Closing Escrow").

          (II) HOLDBACK ESCROW. At the Closing, ImageWare shall deliver $250,000 of the Cash Merger Value (the "Indemnification Fund") to the Escrow Holder of the Holdback Escrow to be held for the purposes set forth in Subsection (iii) below. The Escrow Agent shall hold the Indemnification Fund in accordance with the terms of the Holdback Escrow Agreement and this Merger Agreement for the purpose of providing a fund that can be drawn upon to indemnify ImageWare pursuant to Section 8.2 hereof. The Indemnification Fund, including interest thereon, shall be ehld for the account of the XImage Shareholders and, to the

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extent not so used to indemnify ImageWare, shall be distributed to the XImage
Shareholders in accordance with their interests as reflected in the Schedule delivered to the Escrow Holder of the Closing Escrow pursuant to Section 2.1(d)(i) hereof, upon termination of the Holdback Escrow.

               (III) CLOSING ESCROW; SURRENDER OF XIMAGE STOCK CERTIFICATES AND OPTION EXERCISE AGREEMENTS. At the Closing ImageWare shall deliver the Merger Warrants and Cash Merger Value (less the Indemnification Fund) to the Escrow Holder of the Closing Escrow who shall receive XImage Stock Certificates, representing share of XImage Common Stock, or Option Exercise Notices, representing XImage Stock Options in exchange for the number of Merger Warrants to purchase whole shares of ImageWare Common Stock to which the holder of the XImage Common Stock of XImage Stock Options is entitled pursuant to Section 2.1(d)(i), plus that portion of the Cash Merger Value which such holder has the right to received pursuant to Section 2.1(d)(i), after giving effect to any required tax withholding, and the XImage Stock Certificates and Option Exercise Notices so surrendered shall forthwith be canceled. In the event that an XImage Shareholder, including an Optionee of an XImage Stock Option, fails to deliver to the Escrow Holder his or her XImage Stock Certificate of Option Exercise Notice, then the Escrow Holder shall hold the Merger Consideration for such XImage Shareholders until they deliver to them such XImage Stock Certificate or Option Exercise Notice or an acceptable substitute therefor, e.g., a notice of lost certificate and indemnification with respect thereto. The Escrow Holder shall deliver such XImage Stock Certificates or Option Exercise Notices to ImageWare concurrent with their delivering the Merger Consideration to the XImage Shareholders.

                (IV) LIMITATIONS. Notwithstanding any other provision of this Merger Agreement, until holders of Ximage Stock Certificates or Option Exercise Notices have surrendered them, or an acceptable substitute therefor, for exchange as provided herein, that portion of the Merger Consideration attributable to such XImage Shareholders shall not be paid or distributed to such XImage Shareholder. Any interest earned on the funds so held in the Closing Escrow shall be held for the benefit of the XImage Shareholders and shall be distributed to them upon termination of the Closing Escrow.

          (G) CANCELLATION OF THE XIMAGE COMMON STOCK. At the Effective Time of the Merger, all of the authorized and outstanding shares of XImage Common Stock shall be canceled and cease to represent any interest in XImage and the holders of such XImage Common Stock shall cease to have any right of a shareholder of XImage. From and after the Effective Time of the Merger, the holders of the shares of XImage Common Stock Outstanding immediately prior to the Effective Time of the Merger, as such holders, shall be entitled to receive only the Merger Consideration.

                (I) The holders of XImage Stock Options that are exercised conditionally upon the Closing of the Merger shall not be required to purchase the shares of XImage Common Stock underlying the XImage Stock Options, but such shares shall be taken into consideration in determining the amount of the Cash Merger Value payable to the holders of such XImage Stock Options. Thus, the per share Cash Merger Value payable to a holder of an XImage Stock Option shall be an amount equal to the excess of the per share Cash Merger Value



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over the exercise price of such XImage Stock Option, provided that if there is no excess, then the holder of such XImage Stock Option shall pay to XImage the amount by which the exercise price of the XImage Stock Option exceeds the per share Cash Merger Value, and such amount shall increase the Cash Merger Value.

               (ii) The Cash Merger Value ($2,000,000, subject to adjustment) shall be increased by the exercise price of the XImage Stock Options that are exercised conditionally upon the Closing of the Merger and then divided by the number of shares of Common Stock outstanding, including the shares that would ordinarily be issued upon the exercise of such XImage Stock Options. This will yield the amount of cash per share payable to the XImage Shareholders, except that the amount of cash per share payable to the holders of XImage Stock Options will be reduced by the exercise price of their price of their XImage Stock Options.

               (iii) The number of Merger Warrants issuable each of to the Shareholders of XImage Common Stock and the holders of XImage Stock Options, shall be determined by dividing the 325,000 Merger Warrants, reduced by the number of Merger Warrants distributable to Business Development Advisors, by the number of shares of XImage Common Stock Outstanding at the Effective Time of the Merger and multiplying such amount by the number of shares of XImage Common Stock Outstanding owned by each XImage Shareholder.

          (h) CANCELLATION OF OPTIONS. At the Effective Time of the Merger, all unexercised XImage options shall be canceled.

     SECTION 2.2 CONVERSION OF IAI COMMON STOCK. At the Effective Time of the Merger, each share of IAI Common Stock outstanding immediately prior to the Effective Time of the Merger shall by virtue of the Merger and without any action on the part of the holder thereof be converted into one share of a newly-created class of $.01 par value common stock of the Surviving Corporation.

     SECTION 2.3 WITHHOLDING TAX. The right of any XImage Shareholder to receive the Merger Consideration shall be subject to any required tax withholding obligation.

                             SECTION 3--THE CLOSING

     SECTION 3.1 CLOSING; CLOSING DATE. On or before November 26, 1997 (unless this Merger Agreement shall have been terminated and the Merger abandoned pursuant to the provisions of Section 11 hereof), a closing ("Closing") shall take place at the offices of ImageWare, 15373 Innovative Drive, Suite 120, San Diego, California 92128, at 10:00 A.M., California time, provided that if it is not feasible to Close the Merger on such date, then such Closing shall take place at such other time, or at such other place as may be agreed upon in writing by the parties hereto ("Closing Date"). The Merger Documents shall be filed with the California Secretary of State on the Closing Date and, the Effective Date and the Closing Date shall be the same.


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                 SECTION 4--REPRESENTATIONS AND WARRANTIES OF XIMAGE

     Except as otherwise disclosed to ImageWare in a Schedule attached hereto (which Schedule shall contain appropriate references to identify the representations and warranties herein to which the information is such Schedule relates) ("XImage Disclosure Schedule"), XImage represents and warrants to ImageWare as follows:

     SECTION 4.1 ORGANIZATION. XImage is a corporation duly organized, validly existing and in good standing under the laws of the State of Cal;ifornia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. XImage is duly qualified or authorized and in good standing to do business in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification necessary, except for jurisdictions in which failure to be so qualified or authorized would not have a material adverse effect on the assets, properties, business or financial condition of XImage taken as a whole (the "Business").

     SECTION 4.2 CAPITALIZATION. The authorized capital stock of XImage consists of 5,000,000 shares of Common Stock, no par value. As of the date hereof, (a) 1,629,665 shares of Common Stock are issued and outstanding, and
(b) options to purchase 2,197,688 shares of issued and outstanding shares of XImage Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth above, as of the date of this Merger Agreement, there are no shares of capital stock of XImage issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements of commitments obligating XImage is issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of this capital stock or securities. After the Effective Time of the Merger, XImage will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise.

     SECTION 4.3 AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. XImage has all requisite corporate power and authority to enter into this Merger Agreement and subject to approval of this Merger Agreement and the Merger by XImage Shareholders and to the consents and approvals set forth in Section
4.4 below, to consummate the Merger. The execution, delivery and performance of this Merger Agreement by XImage and the consummation by XImage of the Merger have been duly authorized by all necessary corporate action on the part of XImage, including the approval of the Board of Directors of XImage, and no other corporate proceedings on the part of XImage are necessary to authorize this Merger Agreement or the Merger (except for the approval by the XImage Shareholders). This Merger Agreement has been duly and validly executed and delivered by XImage and, subject to approval by the XImage Shareholders, constitutes a valid and binding agreement of XImage, enforceable against XImage in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditor's rights generally, and (b) general equitable principles of law.

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     SECTION 4.4  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except for
applicable requirements of the Securities Act of 1933, as amended ("Securities Act"), state laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing and the filing of the Documents of Merger as required by the California GCL, no filing with, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (except state and local authorities who have entered into contracts with XImage) is necessary for the execution, delivery and performance of this Merger Agreement by XImage or the Merger. Neither the execution, delivery nor performance of this Merger Agreement by XImage, nor the consummation by XImage of the Merger, nor compliance by XImage with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of XImage, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, deed of trust, security interest, license, contract, agreement, plan or other instrument or obligation to which XImage is a part or by which it or any of its properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to XImage or any of its properties or assets, or (d) cause the suspension or revocation of any registration, licenses, permits and other consents or approvals of governmental agencies for violations, breaches, defaults, terminations, cancellations, accelerations, suspensions or revocations which would not individually or in the aggregate have a material adverse effect on the Business of XImage.

     SECTION 4.5 XIMAGE FINANCIAL STATEMENTS. XImage has delivered to ImageWare true and complete copies of its unaudited financial statements (including related notes) for the Fiscal Year ended December 31, 1996 and the Nine Month Period ended September 30, 1997 ("XImage Financial Statements"). The XImage Financial Statements have been prepared from the books and records of XImage and fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), in all material respects, the financial position of XImage as of their dates and the results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.6 ABSENCE OF MATERIAL ADVERSE AND OTHER CHANGES. Except as contemplated by this Merger Agreement, and except as set forth in Section 4.6 of the XImage Disclosure Schedule, since September 30, 1997, XImage has conducted its business in the ordinary course, consistent with past practices, and there has not been: (a) any event or occurrence that has materially adversely affected XImage or its Business, (b) any declaration or payment of any dividend in respect of its capital stock, (c) any increase in the regular compensation of any of the officers or employees of XImage, except such increases as have been granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews, promotions and related compensation increases),
(d) any incurrence, assumption or guarantee by XImage of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practices, (e) any transaction or commitment made, or any contract or agreement entered into, by XImage

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(including the acquisition or disposition of any assets) or any relinquishment by XImage of any contract or other right, in either case, material to XImage's Business taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Merger Agreement, (f) any change in any method of accounting practice by XImage, (g) any loss or damage to the properties or assets of XImage which has materially adversely affected, or is reasonably likely to materially adversely affect XImage, or (h) any agreement or any commitment to take any of the actions described in this Section 4.6.

    SECTION 4.7 ACCOUNTS RECEIVABLE. The accounts receivable of XImage reflected in the Net Worth of XImage calculated as of the Closing pursuant to
Section 2.1(b)(iii) hereof shall be collected within twelve months following the Closing, without resort to litigation and without offset, discount, return, or allowance, in the aggregate face amounts thereof, as reflected in such Net Worth calculation.

    SECTION 4.8 LITIGATION. Except for litigation disclosed in Section 4.8 of the XImage Disclosure Schedule, there is no suit, action or proceeding pending or, to the best knowledge of XImage, threatened against or affecting XImage, the outcome of which, in the reasonable judgment of XImage is likely individually or in the aggregate to have a material adverse affect on the Business of XImage.

    SECTION 4.9 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities or obligations which (i) are accrued or reserved against in the XImage Financial Statements (or reflected in the notes thereto); or (ii) which were incurred after September 30, 1997 in the ordinary course of business and consistent with past practices; or (iii) which in the aggregate would not have a material adverse effect on the Business of XImage. XImage does not have an liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in its September 30, 1997 Balance Sheet (or in the notes thereto).

    SECTION 4.10 PROPERTIES, LIENS, ETC. XImage owns all of its tangible and intangible property shown on its September 30, 1997 Balance Sheet or used in operating its business, real and personal, free and clear of any liens, except for liens for current taxes not yet delinquent.

    SECTION 4.11 TAXES. XImage has (a) timely filed all material tax returns, including income, sales, payroll and property tax returns, required by applicable law to be filed by it for tax years ended prior to the date of this Merger Agreement and all such tax returns are true, complete and correct in all materials respects, and (b) paid all taxes due or has properly accrued for or reserved for all such taxes for periods subsequent to the periods covered by such tax returns.

    SECTION 4.12  BENEFIT PLANS.

          (a) LIST OF PLANS. Section 4.12 of the XImage Disclosure Schedule lists each XImage Employee Benefit Plan. Each of the XImage Employee Benefit Plans has been operated and administered in all material respects in accordance with the terms and with all applicable laws, and XImage has no liability (contingent or otherwise) for any funding of such Employee Benefit Plans.

          (b) COMPLIANCE. For purposes of this Section 4.12, "Employee Benefit Plan" means any deferred compensation, retirement, severance, health or other plan or program constituting an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all regulations and published interpretations promulgated thereunder, as in effect from time to time.

     SECTION 4.13 EMPLOYMENT MATTERS; LABOR RELATIONS.

          (a) COMPENSATION OF KEY EMPLOYEES. Section 4.13 of the XImage Disclosure Schedule sets forth a true and complete list of the names, classifications, dates of hire and base compensation for the year ending December 31, 1997, of each employee of XImage whose base compensation exceeds $50,000 per annum.

          (b) RELATIONS WITH EMPLOYEE. XImage has no adverse labor matters pending or to XImage's knowledge, threatended and to XImage's knowledge, its relations with its employees are good.

    SECTION 4.14 INTELLECTUAL PROPERTY. Except as set forth in Section 4.14 of the XImage Disclosure Schedule, and expect to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not have a material adverse effect on the Business of XImage:

          (a) OWNERSHIP OF INTELLECTUAL PROPERTY. XImage owns, or is licensed or otherwise has the right to use all Intellectual Property (as defined below) that in any material respect is used in the business of XImage.

          (b) NO CLAIMS OF INFRINGEMENT, ETC. No claims are pending, or to the knowledge of XImage, threatened that XImage is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property owned by and/or licensed to XImage.

          (c) NO INFRINGEMENT OF XIMAGE INTELLECTUAL PROPERTY. To the knowledge of XImage, no person is infringing or otherwise violating any right of XImage with respect to any Intellectual Property owned by and/or licensed to XImage, PROVIDED, that the foregoing representation is qualified to the extent of publicly known problems of general applicability with respect to software piracy and copyright protection.

          (d) NO CLAIMS OF OWNERSHIP. None of the former or current members of management or key personnel of XImage, including all former and current employees, agents, consultants and contractors who have contributed to or participated in the conception and development of designs, computer software or other Intellectual Property of XImage, has asserts in writing any claim against XImage in connection with the involvement of such persons in the conception and development of any design, computer software or other Intellectual Property, and no such claim, to the knowledge of XImage, has been threatened.

          (e) DEFINITION OF INTELLECTUAL PROPERTY. For purposes of this Merger Agreement, "Intellectual Property" means (i) trademarks (registered or unregistered), service marks, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; (i) inventions, discoveries and ideas, whether patented or patentable; (iii) nonpublic information, trade secrets, know-how and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works, whether copyrighted or copyrightable;
(v) registration or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; (vi) computer programs and software (including source code, object code and data); and (vii) licenses, covenants not to sue and the like relating to the foregoing. XImage has not assigned any of its claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing, if any.

          (f) REGISTRATIONS. Except for the name "XImage" and the XImage logo, there are no (i) material domestic and foreign registered trademarks or registered copyrights and applications for registration of any of the foregoing; (ii) material trade names, service marks or service names which are owned by XImage and that are used or proposed to be used in the business of XImage as currently conducted; or (iii) material licenses and other agreements to which XImage is a party and pursuant to which XImage is authorized to use any Intellectual Property. TO the knowledge of XImage, all registered Intellectual Property has been validly issued or registered and is subsisting. To the knowledge of XImage, XImage has not taken or omitted to take any act, which act or omission might have the effect of waiving or impairing any of the rights of XImage to practice and enforce any patent, or to use and enforce any trademark or copyright listed in Section 4.14 of the XImage Disclosure Schedule.

     SECTION 4.15 INSURANCE. Section 4.15 of the XImage Disclosure Schedule contains a complete and correct list and accurate summary description of all insurance policies maintained by or on behalf of or covering XImage, its assets or operations or the conduct of its business. All such policies are in full force and effect, no notices of cancellation or nonrenewal have been received with respect thereto and all premiums due thereon have been paid. XImage has complied in all material respects with the provisions of such policies. Such policies are of the type and in amounts customarily carried by persons conducting businesses similar to the business conducted by XImage.

     SECTION 4.16. COMPLIANCE WITH APPLICABLE LAW. To XImage's knowledge, XImage is not in violation of, or to XImage's knowledge, is not under investigation with respect to nor has it been threatened to be charged without given notice of any violation of, any applicable laws, ordinances, rules and regulations of any court, administrative agency or commission or other governmental authority or instrumentality applicable to XImage, except for such violations, if any, that, in the aggregate, have not had and would not, in the reasonable judgment of XImage, be likely to have a material adverse effect on its Business.

     SECTION 4.17 CERTAIN CONTRACTS AND ARRANGEMENTS. All material agreements to which XImage is a party are valid and binding upon XImage, and to XImage's knowledge, enforceable in accordance with their terms, and neither XImage nor to XImage's knowledge any other party to such agreements is in default under any of such agreements, nor, to the knowledge of XImage, has any event or circumstance occurred that, with notice of lapse of time or both, would constitute any event of default by XImage or any other party thereto other than with respect to any defaults that would not, individually or in the aggregate, have a material adverse effect on the Business of XImage. To XImage's knowledge, none of the parties to the agreements identified in this Section 4.17 have terminated, or have expressed an intent to reduce materially or terminate in the future, such agreements. None of the material agreements to which XImage is a party, including XImage's contract to provide and maintain a booking software system to the New York City Police Department, require the other contracting party(s) to such agreements to consent to the Merger.

     SECTION 4.18 PROHIBITED PAYMENTS. XImage has not with respect to the opportunities, business or operation of XImage, (a) entered into any understanding, agreement or arrangement, written or oral, under or pursuant to which bribes, kickbacks, rebates, payoffs or other forms of illegal payments have been or will be made, either directly or indirectly, through agents, brokers or other intermediaries, (b) made any illegal payment or contribution of moneys, services or property to any political party, candidate or elected official, directly or indirectly, for any purpose, or
(c) directly or indirectly engaged in any activity prohibited by the Foreign Corrupt Practices of 1977.

     SECTION 4.19 ENVIRONMENTAL MATTERS. XImage holds, and is in substantial compliance with, all environmental permits and all applicable environmental laws related to the operation of its business, except where the failure to hold such permits or to be in compliance would not have a material adverse effect on the Business XImage.

     SECTION 4.20 BOARD APPROVAL. The Board of Directors of XImage has approved the Merger.

     SECTION 4.21 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission payable by XImage in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of XImage, except Business Development Advisers.

     SECTION 4.22 DISCLOSURE. No representation or warranty by XImage in this Merger Agreement or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of a material fact, or omits or will omit to a state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

           SECTION 5 -- REPRESENTATIONS AND WARRANTIES OF IMAGEWARE

     Except as otherwise disclosed to XImage in a Schedule delivered to it prior to the execution hereof (which Schedule shall contain appropriate references to identify the representations and warranties herein to which the information in such Schedule relates) ("ImageWare Disclosure Schedule"), ImageWare represents and warrants to XImage as follows:

     SECTION 5.1 ORGANIZATION. Each of ImageWare and IAI is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of ImageWare and IAI is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary.

     SECTION 5.2 CAPITALIZATION. The authorized capital stock of ImageWare consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 4,000,000 shares of preferred stock, par value $.001 per share. As of the date hereof, (a) 4,272,875 shares of Common Stock are issued and outstanding,
(b) options to purchase 657,500 shares of Common Stock are outstanding under all stock option plans of ImageWare, (c) 342,500 shares of Common Stock are reserved for issuance pursuant to stock options not yet granted under ImageWare's stock option plans; (d) 524,500 shares are issuable upon the exercise of outstanding warrants; (e) 327,219 shares are issuable upon the conversion of convertible debentures and notes; and (f) there are 341,000 shares of ImageWare Preferred Stock outstanding. In addition, Atlus, Ltd. has the right at the end of each calendar quarter prior to the time that ImageWare "goes public," to purchase a five year warrant to purchase at $4 per share that number of shares of Common Stock as will make Atlus the owner of one-third of ImageWare's outstanding Capital Stock as of the end of such quarter. All of the issued and outstanding shares of Common Stock and Preferred Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the Common Stock reserved for issuance upon the exercise of the Warrants issuable to XImage Shareholders at the Effective Time of the Merger in accordance with this Merger Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable. The authorized capital stock of IAI consists of 100 shares of IAI Common Stock, par value $.01 per share, all of which shares are validly issued and outstanding, fully paid and nonassessable and are owned by ImageWare.

     SECTION 5.3 AUTHORITY RELATIVE TO THIS MERGER AGREEMENT. Each of ImageWare and IAI has all requisite corporate power and authority to enter into this Merger Agreement and subject, in the case of this Merger Agreement, to the consents and approvals set forth in Section 5.4 below, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Merger Agreement by ImageWare and IAI and the consummation by ImageWare and IAI of the Merger have been duly authorized by all necessary corporate action on the part of ImageWare and IAI, including the approval of their respective Boards of Directors and sole shareholder of IAI, and no other corporate proceedings on the part of ImageWare or IAI are necessary to authorize this Merger Agreement or the Merger. This Merger Agreement has been duly and validly executed and delivered by ImageWare and IAI and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except that such enforceability may be subject to (a) bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and (b) general equitable principles.

     SECTION 5.4 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the applicable requirements of the Securities Act, state or foreign laws relating to takeovers, if applicable, state securities or blue sky laws, state and local laws and regulations relating to licensing and the filing of the Documents of Merger as required by the California GCL, no filing with, and no permit, authorization, consent or approval of, any government entity is necessary for the execution, delivery and performance of this Merger Agreement by ImageWare and IAI or the Merger. Neither the execution, delivery nor performance of this Merger Agreement by Image Ware and IAI, nor the consummation by ImageWare and IAI of the Merger, nor compliance by ImageWare and IAI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of ImageWare or IAI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension or revocation) under, any of the terms, conditions or provisions of any note, deed of trust, security interest, license, contract, agreement, plan or other instrument or obligation to which ImageWare is a party or by which it or any of its properties or assets may be bound or affected, (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ImageWare or any of its properties or assets, or (d) cause the suspension or revocation of any registrations, licenses, permits and other consents or approvals of governmental agencies for violations, breaches, defaults, terminations, cancellations, accelerations, suspensions or revocations which would not individually or in the aggregate have a material adverse effect on the Business of ImageWare.

     SECTION 5.5 FINANCIAL STATEMENTS. ImageWare has delivered to XImage true and complete copies of its audited financial statements of (including related notes) for the Fiscal Years Ended December 31, 1995 and December 31, 1996, and unaudited interim financial statements of the Six Month Period Ended June 30, 1997 ("ImageWare Financial Statements"). The ImageWare Financial Statements fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of ImageWare as of their dates and the results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 5.6 INFORMATION SUPPLIED. None of the information supplied or to be supplied by ImageWare to XImage for inclusion in its Proxy Statement to its Shareholders seeking approval of the Merger, will, at the time of the mailing of the Proxy Statement and any amendment or supplement thereto, and at the time of any meeting of Shareholders of XImage to vote upon this Merger Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

     SECTION 5.7 BOARD APPROVALS. The Board of Directors of ImageWare and IAI have approved the Merger.

     SECTION 5.8 LITIGATION. There is no suit, action or proceeding pending or, to the best knowledge of ImageWare, threatened against or affecting ImageWare, the outcome of which, in the reasonable judgment of ImageWare, is likely individually or in the aggregate to have a material adverse affect on the financial condition, properties or business of ImageWare.

     SECTION 5.9 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's fee or commission payable by ImageWare in connection with the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of ImageWare.

     SECTION 5.10 DISCLOSURE. No representation or warranty by ImageWare in this Merger Agreement, the schedules hereto or any certificates delivered pursuant to the terms hereof, contains or will contain an untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                         SECTION 6--PRE CLOSING COVENANTS


     SECTION 6.1 COVENANTS OF ALL PARTIES. During the period from the date of this Merger Agreement until the earlier of the termination of this Merger Agreement or the Effective Time of the Merger, each of the parties hereto covenants and agrees as follows:

          (a) ADVISE OF CHANGES. Each party hereto shall promptly advise each of the other parties in writing of any event occurring subsequent to the date of this Merger Agreement that would render any representation or warranty of such party contained in this Merger Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect. Such advisement shall constitute an amendment or supplement to such party's Disclosure Schedule if, and only if, consented to by the other party. In such event, for all purposes of this Merger Agreement, a party's Disclosure Schedule shall be deemed to be such Disclosure Schedule, as amended or supplemented. In the event that ImageWare seeks to amend or supplement its Disclosure Schedule pursuant to this Section 6.1(a), but XImage does not consent to such amendment or supplement, or vice versa, XImage seeks to amend or supplement its Disclosure Schedule pursuant to this Section 6.1(a), but ImageWare does not consent to such amendment or supplement, then this Merger Agreement shall be deemed terminated by mutual consent as provided in Section 11.1(a) hereof.

          (b) CONFIDENTIALITY. Each party shall hold in confidence all nonpublic information obtained from the other until such time as such information is otherwise publicly available and, if this Merger Agreement is terminated, each party will deliver to the other all documents, work papers and other materials (including copies) obtained by such party or on its behalf from the other party as a result of this Merger Agreement or in connection herewith, whether so obtained before or after the execution hereof. Each party shall continue to abide by the terms of those certain confidentiality agreements dated July 10, 1997 and August 4, 1997 between ImageWare and XImage and IAI agrees to be bound by these confidentiality agreements as well.

          (c) BEST EFFORTS. Upon the terms and subject to the conditions herein provided, each of the parties hereto agrees to use its best efforts to take or cause to be taken all actions, to do or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective, in the most expeditious manner practicable, the Merger contemplated by this Merger Agreement, including (i) using all reasonable efforts to obtain all necessary waivers, consents and approvals from third parties, (ii) executing and delivering such instruments, and taking such other actions as the other party hereto may reasonably require in order to carry out the intent of this Merger Agreement.

     SECTION 6.2 COVENANTS OF XIMAGE. During the period from the date of this Merger Agreement until the earlier of the termination of this Merger Agreement or the Effective Time of the Merger, XImage agrees (except as expressly contemplated by this Merger Agreement or with the prior written consent of ImageWare) that:

          (a)  CONDUCT OF BUSINESS PENDING MERGER.

               (i) ORDINARY COURSE. XImage shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with XImage. XImage shall promptly notify ImageWare of any event or occurrence or emergency not in the ordinary course of business of XImage, which is material and adverse to the Business. Specifically, XImage shall not (except with the prior written consent of ImageWare) grant any severance or termination pay to any officer or director or, except in the ordinary course of business consistent with past practices, to any employee of XImage.

               (ii) DIVIDENDS; CHANGES IN STOCK. XImage shall not (A) declare or pay any dividends on, or make other capital distributions in respect of, any of its capital stock, (B) authorize or propose the issuance of any securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except exercises of options by current Optionees, or (C) repurchase, redeem or otherwise acquire, any shares of its capital stock.

               (iii) ISSUANCES OF SECURITIES. XImage shall not authorize or issue, deliver or sell any shares of its capital stock or any securities convertible into such shares, or any rights, warrants, calls, subscriptions or options to acquire any such shares or convertible securities, or any other ownership interests in such capital stock, except exercises of options by current Optionees.

               (iv) GOVERNING DOCUMENTS. XImage shall not amend its Articles of Incorporation or By-Laws.

               (v) NO ACQUISITIONS. XImage shall not acquire, or agree to acquire a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

               (vi) NO DISPOSITIONS. XImage shall not sell, lease, license, encumber or otherwise dispose of any of its assets, except for sales or licenses of products or technology in the ordinary course of business consistent with prior practice.

               (vii) INDEBTEDNESS. XImage shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or sell any debt securities or warrants or rights to acquire any debt securities, except in the ordinary course of business consistent with past practices.

               (viii) EMPLOYEE BENEFIT PLANS. XImage shall not adopt or amend in any material respect any XImage Employee Benefit Plan or pay any amount with respect thereto not required by any existing XImage Employee Benefit Plan.

               (ix) COMPENSATION. Other than pursuant to scheduled reviews under XImage's normal compensation review cycle, in all cases consistent with existing policies and past practice, XImage shall not enter into any employment contracts, pay any special bonuses or special remuneration to officers, directors or employees, or increase the salaries, wage rates or fringe benefits of (1) any of its officers or employees whose compensation exceeded $50,000 during the fiscal year ending December 31, 1996, or (2) any of its other officers and employees.

               (x) TAX MATTERS. XImage shall not make any tax election that would have a material adverse effect on the Business of XImage.

               (xi) DISCHARGE OF LIABILITIES. XImage shall not pay, discharge, settle or satisfy any claims, liabilities or obligations, except in the ordinary course of business.

          (b) SHAREHOLDER'S MEETING OR WRITTEN CONSENT. XImage shall hold a meeting of its Shareholders at the earliest practicable date to submit this Merger Agreement and the Merger for their consideration and approval, which approval shall be recommended by XImage's Board of Directors, or in the alternative, shall obtain Shareholder approval of the Merger by their written consent.

          (c) BOARD APPROVAL. The Board of Directors of XImage shall approve the Merger at a meeting duly held or by unanimous written consent.

          (d) DUE DILIGENCE--IMAGEWARE. XImage shall afford to ImageWare and to ImageWare's legal counsel, accountants, financing sources and other authorized representatives, access from the date hereof through October 31, 1997 during normal business hours, to its books, records, properties, offices and personnel, to conduct a due diligence review thereof, provided that such due diligence shall be conducted upon advance notice in a manner which will cause a minimum of disruption to XImage's operations.

          (e) DUE DILIGENCE--XIMAGE. ImageWare shall afford to XImage and to XImage's legal counsel, accountants and other authorized representatives, access from the date hereof through October 31, 1997 during normal business hours, to its books, records, properties, offices and personnel, to conduct a due diligence review thereof, provided that such due diligence shall be conducted upon advance notice in a manner which will cause a minimum of disruption to ImageWare's operations.

          (f) ACQUISITION PROPOSALS. From the date hereof until the earlier of the termination of this Agreement or the consummation of this Merger, XImage will not, and will cause its officers, directors, employees, agents and representatives not to, directly or indirectly, encourage, solicit, accept, initiate or conduct discussions or negotiations with, provide any information to, or enter into any agreement with, any corporation, partnership, limited liability company, person or other entity or group concerning the acquisition of all or a substantial part of the assets, business or capital stock of XImage, whether through purchase, merger, consolidation, exchange or any other business combination.

     SECTION 6.3 COVENANTS OF IMAGEWARE. Prior to the Effective Time of the Merger, ImageWare agrees that:

          (a) BOARD APPROVAL OF IMAGEWARE. The Board of Directors of ImageWare shall approve the Merger at a meeting duly held or by unanimous written consent.

          (b) BOARD AND SHAREHOLDER APPROVAL OF IAI. The Board of Directors of IAI, and ImageWare, as the sole shareholder of IAI, shall approve the Merger at meetings duly held or by unanimous written consent.

             SECTION 7--CONDITIONS TO CONSUMMATION OF THE MERGER

     SECTION 7.1 CONDITIONS TO OBLIGATIONS OF XIMAGE. The obligations of XImage to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the Merger of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties of ImageWare contained in this Merger Agreement shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

          (b) COVENANTS PERFORMED. All of the obligations of ImageWare and IAI to be performed at or before the Closing pursuant to the terms of this Merger Agreement shall have been duly performed.

          (c) CERTIFICATE. At the Closing, XImage shall have received a Certificate signed by the President of ImageWare to the effect that each of the conditions set forth in subsections (a) and (b) above have been satisfied.

          (d) RESOLUTIONS. At the Closing, XImage shall have received a certified copy of the resolutions duly adopted by each of the Boards of Directors of ImageWare and IAI authorizing the execution of this Merger Agreement and the consummation of the Merger.

          (e) MATERIAL ADVERSE CHANGES. There shall have been no material adverse changes in the Business of ImageWare between the date of this Merger Agreement and the Closing Date.

          (f) CASH POSITION OF IMAGEWARE AT THE CLOSING. ImageWare shall have cash on hand immediately following the Closing (after payment of the Merger Consideration) in excess of its liabilities, excluding current liabilities, of not less than $2,000,000.

          (g) OPINION OF COUNSEL. Nossaman, Guthner, Knox & Elliott, LLP, counsel to ImageWare and IAI, shall have issued an opinion to XImage, dated the Effective Time of the Merger, in form and substance reasonably satisfactory to XImage, to the effect that:

               (i) Each of ImageWare and IAI is a corporation validly existing and in good standing under the laws of the State of California and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

               (ii) ImageWare and IAI have full corporate power to enter into this Merger Agreement and to carry out the Merger;

               (iii) All corporate action required to be taken on the part of ImageWare and IAI to authorize it to execute and deliver this Merger Agreement and to consummate the Merger have been duly and validly taken; and

               (iv) This Merger Agreement has been duly and validly authorized, executed and delivered by ImageWare and IAI and, assuming due authorization, execution, delivery and performance by XImage, constitutes the valid and binding obligation of ImageWare and IAI, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally and by equitable principles.

In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of ImageWare and public officials with respect to factual matters upon which its opinions may be based, provided that the extent of such reliance is set forth in such opinion and it is reasonable for XImage to rely thereon.

          (h) EMPLOYMENT CONTRACTS. At the Closing, Employment Agreements, in mutually acceptable form, shall have been entered into between XImage and/or ImageWare and Messrs. Fields and Narasimhan.

          (i) COVENANT NOT TO COMPETE AGREEMENTS. At the Closing, Covenant Not to Compete Agreements, in mutually acceptable form, shall have been entered into between XImage and/or ImageWare and Messrs. Fields and Narasimhan and the $50,000 consideration payable to each of them for agreeing not to compete with XImage or ImageWare shall have been paid.

          (j) APPROVAL OF SHAREHOLDERS. This Merger Agreement and the Merger shall have been approved by the XImage Shareholders.

          (k) ESCROWS. The Escrow Agreements creating the Holdback Escrow and the Closing Escrow referred to in Section 2.1(f)(i) shall have been entered into by XImage and ImageWare.

          (l) PAYMENT OF MERGER CONSIDERATION. The Merger Consideration shall have been deposited in the Closing Escrow (pursuant to Section 2.1(f)(iii) hereof) or deposited in the Holdback Escrow (pursuant to Section 2.1(f)(ii) hereof).

          (m) MERGER DOCUMENTS. The Merger Documents shall have been filed with the Secretary of State of the State of California, as required by law.

     SECTION 7.2 CONDITIONS TO OBLIGATIONS OF IMAGEWARE AND IAI. The obligations of ImageWare and IAI to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Effective Time of the Merger of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. The representations and warranties contained in this Merger Agreement of XImage shall be deemed to have been made again at and as of the Closing with respect to the stated facts then existing and shall be true in all material respects.

          (b) COVENANTS PERFORMED. All of the obligations of XImage to be performed at or before the Closing pursuant to the terms of this Merger Agreement shall have been duly performed.

          (c) CERTIFICATE. At the Closing, XImage shall have received a Certificate signed by the Vice President of XImage to the effect that each of the conditions set forth in subsections (a) and (b) above have been satisfied.

          (d) RESOLUTIONS. At the Closing, ImageWare shall have received a certified copy of the resolutions duly adopted by the Board of Directors of XImage and its shareholders authorizing or approving the execution of this Merger Agreement and the consummation of the Merger.

          (e) MATERIAL ADVERSE CHANGES. There shall have been no material adverse change in the Business of XImage between the date of this Merger Agreement and the date of the Closing.

          (f) CONSENTS. Other than the filing of the Merger Documents as contemplated in Section 1.2, the parties shall have made such filings, and obtained all consents of governmental entities or other persons, required to consummate the Merger.

          (g) NO LITIGATION. There shall not be pending any action, proceeding or other application before any court or government entity brought by any government entity (i) challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Merger Agreement, or seeking to obtain any material damages, or (ii) seeking to prohibit or impose any material limitations on ImageWare's ownership or operation of all or any portion of the combined business of ImageWare and XImage.

          (h) OPINION OF COUNSEL. Morrison & Foerster, counsel to XImage, shall have issued an opinion of counsel to ImageWare, dated the Effective Time of the Merger, in form and substance reasonably satisfactory to ImageWare, to the effect that:

               (i) XImage is a corporation validly existing and in good standing under the laws of the State of California and has all requisite corporate power to own, operate and lease its properties and to carry on its business as it is now being conducted;

               (ii) XImage has full corporate power to enter into this Merger Agreement and to carry out the Merger; and

               (iii) All corporate action required to be taken on the part of XImage to authorize it to execute and deliver this Merger Agreement and to consummate the Merger have been duly and validly taken.

In giving such opinions, such counsel shall be entitled to rely upon certificates of officers of XImage and public officials with respect to factual matters upon which their opinions may be based, provided that the extent of such reliance is set forth in such opinion and it is reasonable for ImageWare to rely thereon.

          (i) EMPLOYMENT CONTRACTS. At the Closing, Employment Agreements, in mutually acceptable form, shall have been entered into between XImage and/or ImageWare and Messrs. Fields and Narasimhan.

          (j) COVENANT NOT TO COMPETE AGREEMENTS. At the Closing, Covenant Not to Compete Agreements, in mutually acceptable form, shall have been entered into between XImage and/or ImageWare and Messrs. Fields and Narasimhan and the $50,000 in consideration payable to each of them for agreeing not to compete with XImage or ImageWare shall have been paid to them in cash.

          (k) APPROVAL OF SHAREHOLDERS. This Merger Agreement and the Merger shall have been approved by the XImage Shareholders.

             (l) ESCROWS. The Escrow Agreements creating the Holdback Escrow and the Closing Escrow referred to in Section 2.1(f)(i) shall have been entered into by XImage and ImageWare.

             (m)     PAYMENT OF MERGER CONSIDERATION.  The Merger
Consideration shall have been deposited in the Closing Escrow (pursuant to Section 2.1(f)(iii) hereof) or deposited in the Holdback Escrow (pursuant to
Section 2.1(f)(ii) hereof).

             (n) MERGER DOCUMENTS. The Merger Documents shall have been filed with the Secretary of State of the State of California, as required by law.

                          SECTION 8--INDEMNIFICATION

     SECTION 8.1 NATURE OF STATEMENTS, ETC.; SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each statement, representation, warranty, covenant, agreement or indemnity made by XImage or ImageWare or IAI in this Agreement or in any document, certificate or other instrument delivered by or on its behalf pursuant to this Agreement or in connection herewith shall be deemed the statement, representation, warranty, covenant, agreement or indemnity of XImage, ImageWare or IAI, respectively. All statements, representations, warranties, covenants, agreements or indemnities made by the parties hereto shall survive the Closing and thereafter expire one year from the Closing Date; and all claims for indemnification shall be made within 30 days after such statements, representations, warranties, covenants, agreements or indemnities expire.

     SECTION 8.2 INDEMNIFICATION OF IMAGEWARE BY XIMAGE SHAREHOLDERS. The XImage Shareholders, by virtue of receiving cash and Warrants to purchase Common Stock of ImageWare, severally and not jointly, shall indemnify and hold ImageWare harmless from, against and in respect of (and shall on demand reimburse ImageWare for) any and all loss, liability, damage or expense suffered or incurred by ImageWare by reason of any untrue representation, breach of warranty or nonfulfillment of any agreement requiring performance after the Closing or of any covenant contained herein or in any certificate, document or instrument delivered to ImageWare pursuant hereto or in connection herewith. In addition, since the amount of the cash component of the Merger Consideration is based upon the Net Worth of XImage at October 31, 1997, the XImage Shareholders shall indemnify ImageWare for liability based on the IBM Assistance Agreement which is referred to in the XImage Disclosure Schedule but will not be shown as a liability in computing XImage's Net Worth at October 31, 1997. The liability of the XImage Shareholders under this
Section 8.2 shall be up to a maximum liability of $1,000,000 in the aggregate, provided that in the event of fraud, the maximum liability shall be the total Merger Consideration.

             (a) AGREED CLAIM. If ImageWare makes a claim against the XImage Shareholders for indemnification pursuant to this Section 8, and the XImage Shareholders agree that ImageWare is entitled to indemnification, then ImageWare may obtain indemnification through the Holdback Escrow created pursuant to Section 2.1(f)(i).

             (b) DISPUTED CLAIM. If ImageWare makes a claim against the XImage Shareholders for indemnification pursuant to this Section 8 and the XImage Shareholders do not agree that ImageWare is entitled to indemnification, or with the amount of the claim for indemnification, then ImageWare may provide the Escrow Holder of the Holdback Escrow created pursuant to Section 2.1(e)(ii) with written notification of its claim for indemnification in which event Escrow Holder shall place a hold on the Escrowed Funds to the extent of the claim and such Escrowed Funds shall continue to be held in this Escrow until such claim for indemnification is resolved by the XImage Shareholders and ImageWare.

             (c) ASSIGNMENT OF RECEIVABLES. In the event that the XImage Shareholders indemnify ImageWare for the failure of XImage to collect any of its accounts receivable (which were represented to be collectible under Section 4.7 hereof), then such uncollected receivables shall be assigned by XImage and/or ImageWare to the XImage Shareholders, without recourse, and the subsequent collection of such accounts receivable shall be for the account of the XImage Shareholders. Specifically, if any check or other form of payment of such accounts receivable is made payable or delivered to XImage or ImageWare, XImage or ImageWare shall immediately deliver such funds to the Shareholder Representatives.

     SECTION 8.3 INDEMNIFICATION OF XIMAGE SHAREHOLDERS BY IMAGEWARE. ImageWare hereby agrees to indemnify and hold the XImage Shareholders harmless from, against and in respect of (and shall on demand reimburse the XImage Shareholders for) any and all loss, liability, damage or expense suffered or incurred by such XImage Shareholders by reason of any untrue representation, breach of warranty or nonfulfillment of any agreement requiring performance after the Closing or of any covenant contained herein or in any certificate, document or instrument delivered to XImage pursuant hereto or in connection herewith.

    SECTION 8.4 NOTICE RE INDEMNIFICATION. Promptly after receipt by an indemnified party of notice of the commencement of any action against such indemnified party with respect to a claim which the indemnified party believes is covered by this Section 8, the indemnified party shall notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party. The indemnifying party shall have the right to settle any action against an indemnified party for which the indemnifying party is liable.

     SECTION 8.5 LIMITATIONS ON INDEMNIFICATION. Any provision herein to the contrary notwithstanding:

          (a) An indemnifying party shall have no obligation to indemnify the indemnified party unless and until the aggregate amount of the claims or liabilities for which the indemnifying party is liable exceeds $20,000.

          (b) In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

          (c) ImageWare and XImage each acknowledges and agrees that is shall have no right pursuant to this Section 8 with respect to any breach or failure by an XImage Shareholder to fully perform his or her obligation under such XImage Shareholder's Covenant Not To Compete or Employment Agreement, as applicable, and that any cause of action arising as a result of such breach or failure to perform shall be asserted only against such XImage Shareholder in a separate action by ImageWare or XImage that is independent of this Article 8.

     SECTION 8.6 RECOVERY OF COSTS. In the event any party seeks to enforce its rights hereunder against any other party, then, in addition to all damages and other remedies to which the prevailing party is or becomes entitled by reason of such default, the losing party shall promptly pay to the prevailing party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the prevailing party in connection with such enforcement proceeding.

                              SECTION 9--DISPUTES


     SECTION 9.1 Mediation and Last Offer Arbitration. XImage and ImageWare have agreed on the following mechanisms in order to obtain prompt, expeditious and equitable resolution of disputes between them which may arise subsequent to the Closing if they are unable to resolve such issues amicably:

          (a) GOOD FAITH NEGOTIATIONS. In the event of any dispute (the "Dispute") between the parties arising out of or relating to this Agreement or the performance or breach of this Agreement by either of them, the parties shall negotiate and try to resolve the Dispute in good faith.

          (b) MEDIATION. In the event that either party determines in its sole discretion that any Dispute will not be resolved promptly pursuant to Section 9.1(a) above, such party may invoke the mediation process set forth in this
Section 9.1(b) by sending to the other party a written demand for mediation (the "Demand for Mediation"). Within fifteen days after receipt of the Demand for Mediation, the parties shall agree on a neutral person to serve as mediator ("Mediator"). In the event that the parties cannot agree on the Mediator within said fifteen day period, then the San Diego office of JAMS/Endispute shall, within five days after receiving a request by either party, appoint a neutral person as the Mediator. The first Mediation session shall be held in San Diego, California, and shall be requested to be convened no later than thirty days after the appointment of the Mediator.

          (c) LAST OFFER ARBITRATION. In the event that the Mediator, in his or her sole judgment, determines that the parties are unable to resolve the Dispute through the Mediation process, but in any event no later than twenty one days after the first mediation session, then the parties agree to submit the Dispute for resolution by the Mediator who shall request a last offer (the "Last Offer") for resolution of the Dispute from each party. Within five days of receipt of such request, each party shall submit a Last Offer to the Mediator who, after receiving the Last Offers from both parties, will communicate the Last Offer made by each party to the other party. If the Dispute is not resolved through the exchange of the Last Offers, then the Mediator shall, with ten days of receiving the Last Offers, render his or her award (the "Award") in writing by selecting one of the last offers. The Mediator shall have no alternative other than to select one of the Last Offers. The Award shall include a decision on the costs and expenses in accordance with Section 9.1(d) below.

          (d) COSTS. The cost of the mediation shall initially be borne equally by the XImage Shareholders and ImageWare, but the prevailing party in such proceeding shall be entitled to recover, in addition to reasonable attorneys' fees and all other costs, its contribution for the reasonable costs of the Mediator as an item of damage or recoverable costs or both. If the XImage Shareholders or ImageWare refuses to pay its share of the costs at the time(s) required, the other may do so, in which event that party will be entitled to recover (or offset) the amount advanced, with interest, even if that party is not the prevailing party. The Mediator shall include such costs in any award.

          (e) CONFIDENTIALITY. The Mediation and Arbitration proceedings conducted pursuant to this Section 9 and any information disclosed therein shall be kept confidential by the parties and not disclosed to third persons, except for disclosure to accountants in connection with preparing financial statements or tax returns for the parties, or as required by law.

     SECTION 9.2 ENTRY OF JUDGMENT. Any decision by a Mediator shall be binding on the XImage Shareholders and ImageWare, and judgment thereon may be entered in the Superior Court for the County of San Diego or any other court having jurisdiction thereof.

     SECTION 9.3 COOPERATION. The XImage Shareholders and ImageWare shall diligently cooperate with one another to resolve a dispute, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute. If the XImage Shareholders or

ImageWare refuse to cooperate diligently, and another party, after first giving notice of its intent to rely on the provisions of this Section 9, incurs additional expenses or attorneys' fees wholly or partly as a result of such failure to cooperate diligently, then the Mediator may award such additional expenses and attorneys' fees to the party giving such notice, even if the party is not the prevailing party in the dispute.

                      SECTION 10--ADDITIONAL AGREEMENTS


     SECTION 10.1 PUBLIC ANNOUNCEMENTS. ImageWare, IAI and XImage agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Merger Agreement or the Merger without the prior approval of the other party (which approval will not be unreasonably withheld).

     SECTION 10.2 FUNDING XIMAGE; PAYMENT OF CERTAIN DEBTS. Following the Merger, ImageWare shall provide XImage with funds necessary to pay the debts and obligations of XImage, in existence at the Effective Time of the Merger, as they come due and specifically to cause XImage to pay in full, within 30 days following the Closing, all employee obligations, including accrued vacation expense, and promissory notes to the XImage Shareholders and former employees reflected in the computation of XImage's Net Worth at October 31, 1997.

     SECTION 10.3 ADDITIONAL MERGER AGREEMENTS. In case at any time after the Effective Time of the Merger any further action is reasonably necessary or desirable to vest the Surviving Corporation with full title to all properties, assets, rights, approvals and franchises of either of the constituent corporations, the proper officers and directors of each corporation which is a party to this Merger Agreement shall take all such necessary corporate action.

     SECTION 10.4 PAYMENT FOR ACCRUED VACATION. Any employee of XImage that has accrued vacation which is included as a liability in computing the Net Worth of XImage at October 31, 1997, shall have the right, within thirty days following the Closing, to elect to be paid for such vacation in cash, and in the event of such election, ImageWare shall cause XImage to pay such accrued vacation in the pay period in which such election is made.

     SECTION 10.5 XIMAGE TAX RETURNS. The XImage Shareholders shall file or cause to be filed the state and federal income tax returns of XImage for the short taxable period ending on the Effective Date. The cost of preparing and filing such returns shall be paid 50% by the XImage Shareholders (through an offset of the Indemnification Fund) and 50% by ImageWare. All tax returns of XImage for all taxable periods ending after the effective date shall be prepared and filed by XImage, at its expense and not at the expense of the XImage Shareholders. After the Closing, each party hereto shall provide to each of the other parties hereto such cooperation and information as any of them reasonably request in filing any tax return or claim for refund, determining a liability for taxes or a right to refund of taxes or in conducting any audit or other proceeding in respect of taxes and will preserve such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof.

     SECTION 10.6 USE OF NAME. Without limiting the right of ImageWare to conduct its business in such manner as it deems appropriate, ImageWare intends, following the Closing Date, and for the foreseeable future thereafter, to maintain XImage as a separate subsidiary operating under its existing name.

     SECTION 10.7 SHAREHOLDER REPRESENTATIVES. Kenneth D. Fields and Don Dehaan shall each be a "Shareholder Representative" of the XImage Shareholders during the period commencing on the Closing of the Merger and continuing until termination of the Escrow (the "Escrow Period"). The Shareholder Representatives, acting jointly, are authorized to take any action deemed by them to be appropriate or necessary to carry out the provisions of, and to determine the rights of the Shareholders under this Merger Agreement. The Shareholder Representatives shall serve as the agent of the XImage Shareholders for all purposes related to this Merger Agreement and the Escrow Agreement, including without limitation, service of process upon the Shareholders. The authorization and designation of the Shareholder Representatives under this Merger Agreement shall be binding upon the successors and assigns of each XImage Shareholder. ImageWare and the Escrow Holder shall be entitled to rely upon such authorization and designation of the Shareholder Representatives and the action they take on behalf of the XImage Shareholders, and shall have no duty to inquire into authority of any person reasonably believed by either of them to be a Shareholder Representative.

          (a) REPLACEMENT OF A SHAREHOLDER REPRESENTATIVE. In the event that a Shareholder Representative shall resign or otherwise terminate his or her status as such, his or her successor shall be any of the other XImage Shareholders appointed by the remaining Shareholder Representative, or where such Shareholder Representative fails to appoint a successor after a vacancy has been created, elected by the vote or written consent of a majority in interest of the XImage Shareholders. All decisions of the Shareholder Representatives shall be binding upon all XImage Shareholders. The Shareholder Representatives shall keep the XImage Shareholders reasonably informed of their action or decisions of a material nature. The Shareholder Representatives shall not be entitled to any compensation for their services as such.

          (b) LIABILITY OF SHAREHOLDER REPRESENTATIVES. The Shareholder Representatives shall (i) not be liable to any of the XImage Shareholder for any error of judgment, act done or omitted in good faith, or mistake of fact or law unless caused by his or her own gross negligence or willful misconduct; (ii) be entitled to treat as genuine any letter or other document furnished to him or her by ImageWare or the XImage Shareholders, and believed by him or her to be genuine and to have been signed and presented by the proper party or parties; and (iii) be reimbursed from any proceeds otherwise immediately deliverable to the XImage Shareholders from the Escrow Funds for counsel fees and other out-of-pocket expenses incurred by the Shareholder Representatives in connection with this Merger Agreement. The Escrow Agent and ImageWare shall be entitled to rely upon instructions of the Shareholder Representatives with regard to such reimbursement for counsel fees and other out-of-pocket expenses.

                            SECTION 11 -- TERMINATION

      SECTION 11.1 TERMINATION. This Merger Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the approval by the XImage Shareholders ("Shareholder Approval") has been obtained.

          (a) MUTUAL CONSENT. By mutual written consent of ImageWare and XImage;

          (b) FAILURE TO CLOSE ON TIME, RECEIVE SHAREHOLDER APPROVAL OR ORDER PREVENTING MERGER. By either XImage or ImageWare if (i) if without the fault of the terminating party, the Merger shall not have been consummated before November 26, 1997; (ii) Shareholder Approval of the Merger Agreement and the Merger shall not be obtained by reason of XImage Shareholders holding a majority of XImage's Common Stock failing to vote in favor of approval of this Merger Agreement at a meeting of the XImage Shareholders; or (iii) a governmental entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          (c) BREACH BY XIMAGE. By ImageWare if there has been a breach by XImage of any representation, warranty, covenant or other agreement in this Merger Agreement which has a material adverse effect on the Business of XImage, and such breach has not been included in an updated XImage Disclosure Schedule or cured, or XImage has not commenced reasonable efforts to cure such breach within ten days after written notice of such breach is given by ImageWare to XImage;

          (d) BREACH BY IMAGEWARE OR IAI. By XImage if there has been a breach by ImageWare or IAI of any material representation, warranty, covenant or other agreement, which has a material adverse effect on the Business of ImageWare, and such breach has not been included in an updated ImageWare Disclosure Schedule or cured, or ImageWare and IAI have not commenced reasonable efforts to cure such breach, within ten days after written notice of such breach is given by XImage to Imageware.

          (e) FAILURE TO FULFILL CONDITIONS. By XImage if any of the conditions set forth in Section 7.1 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of XImage, and such condition shall not have been waived.

          (f) FAILURE TO FULFILL CONDITIONS. By ImageWare if any of the conditions set forth in Section 7.2 hereof shall not have been fulfilled on or prior to the date specified for fulfillment thereof, or shall have become impossible to fulfill for reasons beyond the control of ImageWare, and such condition shall not have been waived.

Where action is taken to terminate this Merger Agreement pursuant to this
Section 11, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action, and in the case of XImage, without any requirement to submit such action to its Shareholders.

      SECTION 11.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of the Merger Agreement by either XImage or ImageWare as permitted in Section 11, then this Merger Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of XImage, ImageWare or IAI, or their respective officers and directors, except that (a) the provisions of Section 6.1(b) and this Section 11.2 shall survive any such termination, and (b) no party whose breach of its representations, warranties, covenants or agreements set forth in this Merger Agreement was the basis of the other party's termination of this Merger Agreement (under Section 11.1(c) or (d)) shall be relieved from liability for damages occasioned by such breach, including any expenses incurred by the other party in connection with this Merger Agreement and the Merger.

      SECTION 11.3 AMENDMENT. This Merger Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after Shareholder Approval, but after Shareholder Approval, no amendment shall be made which by law requires the further approval of the XImage Shareholders without first obtaining such approval. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 11.4 EXTENSION; WAIVER. At any time prior to the Effective Time of the Merger, any party hereto, by action taken by its Board of Directors may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, or (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Merger Agreement to assert any of its rights under this Merger Agreement shall not constitute a waiver of these rights.

                          SECTION 12--MISCELLANEOUS

      SECTION 12.1 ASSIGNMENT. This Merger Agreement shall be binding upon, and shall inure to the benefit of, the parties to it and their respective successors and assigns, but neither this Merger Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

      SECTION 12.2 FEES AND EXPENSES. Each of the parties shall pay its own fees, costs and expenses (including, without limitation, brokers fees and legal and accounting expenses) incurred, or to be incurred, by each of them in negotiating and preparing this Merger Agreement and in closing and carrying out the Merger. In the case of XImage, these expenses, to the extent not listed as a liability in the computation of XImage's Net Worth at October 31, 1997, shall be paid out of the funds deposited in the Closing Escrow.

     SECTION 12.3 NOTICES. All notices, requests, demands and other communications under this Merger Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally; (b) on the date of receipt by the party to whom notice is to be given if transmitted by an overnight commercial carrier; (c) on the date sent by facsimile to the party to whom notice is to be given where the fax transmitting device records verification of receipt of the fax and the date and time of transmission, receipt and the telephone number of the other fax machine; or (d) on the third business day after deposit in the U.S. Mail, if mailed to the party on whom notice is to be given, by certified mail, postage prepaid, and properly addressed as follows:

          If to ImageWare and IAI:

               ImageWare Software, Inc.
               15373 Innovation Drive, Suite 120
               San Diego, California 92128

               Attention: S. James Miller, Jr., President

               Facsimile: (619) 673-0291
               Confirmation: (619) 673-8600

          with a copy to:

               Nossaman, Guthner, Knox & Elliott, LLP
               445 South Figueroa Street, 31st Floor
               Los Angeles, CA 90071-1602

               Attention: William E. Guthner, Jr.

               Facsimile: (213) 612-7814
               Confirmation: (213) 612-7800

          If to XImage:

               XImage Corporation
               1050 North Fifth Street
               San Jose, California 95112

               Attention: Kenneth D. Fields, Vice President

               Facsimile: (408) 993-1050
               Confirmation: (408) 288-8800

          If to the Shareholder Representatives

               Kenneth D. Fields and Don Dehaan
               XImage Corporation
               1050 North Fifth Street
               San Jose, California 95112

               Facsimile: (408) 993-1050
               Confirmation: (408) 288-8800

          with a copy to:

               Morrison & Foerster
               755 Page Mill Road
               Palo Alto, California 94304

               Attention: Suzanne S. Graeser

               Facsimile: 415-494-0792
               Confirmation: 415-813-5750

Any party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

     SECTION 12.4 GOVERNING LAW. This Merger Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without giving effect to provisions thereof relating to conflicts of law.

     SECTION 12.5 FURTHER ACTION. Each of the parties hereto shall use its best efforts to take such action as may be necessary or reasonably requested by another party hereto to carry out and consummate the Merger.

     SECTION 12.6 NO THIRD PARTY BENEFICIARY. Nothing herein is intended to create rights in any third party.

     SECTION 12.7 EFFECT OF HEADINGS. The subject headings of the Sections of this Merger Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     SECTION 12.8 SEVERABILITY. If any term of this Merger Agreement or application thereof shall be invalid or unenforceable, the remainder of this Merger Agreement shall remain in full force and effect.

     SECTION 12.9 COUNTERPARTS. This Merger Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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

     SECTION 12.10 SCHEDULES. Any disclosure included in any section of the XImage Disclosure Schedule or the ImageWare Disclosure Schedule shall be considered to have been made for purposes of each and every section of this Merger Agreement, if appropriate or relevant. All such Schedules are incorporated herein by this reference.

     SECTION 12.11 ENTIRE MERGER AGREEMENT; MODIFICATION; WAIVER. This Merger Agreement constitutes the entire agreement among the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties. No supplement, modification or amendment of this Merger Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Merger Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by any party making the waiver.

     In Witness Whereof, the parties to this Merger Agreement have duly executed it on the day and year first above written.

                         ImageWare Software, Inc., a California corporation

                         by /s/ S. James Miller, Jr.
                           ---------------------------------------------------
                            S. James Miller, Jr., President

                         by /s/ Wayne Wetherell
                           ---------------------------------------------------
                            Wayne Wetherell, Chief Financial Officer

                         ImageWare Acquisition, Inc., a California corporation

                         by /s/ S. James Miller, Jr.
                           ---------------------------------------------------
                            S. James Miller, Jr., President

                         by /s/ Wayne Wetherell
                           ---------------------------------------------------
                            Wayne Wetherell, Secretary

                         XImage Corporation, a California corporation

                         by  /s/ Kenneth D. Fields
                           ---------------------------------------------------
                            Kenneth D. Fields, Vice President

                         by  /s/ Don Dehaan
                           ---------------------------------------------------
                            Don Dehaan, Vice President


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